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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

   Date of Report (date of earliest event reported): February 18, 2000
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                        WEBB INTERACTIVE SERVICES, INC.
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            (Exact name of registrant as specified in its charter)

                                   Colorado
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                (State or other jurisdiction of incorporation)


     0-28462                                                84-1293864
     -------                                                ----------
(Commission File Number)                       (IRS Employer Identification No.)


   1800 Glenarm Place, Suite 700, Denver, CO                80202
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (303) 296-9200
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                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5. OTHER EVENTS.

     On February 18, 2000, we completed the sale of 12,500 shares of our Series B convertible preferred stock to Marshall Capital Management, Inc. ("Marshall Capital") and Castle Creek Technology Partners LLC ("Castle Creek"). The preferred stock and warrants issued in connection with the new financing were issued without registration pursuant to the Securities Act of 1933 in reliance upon the exemption therefrom provided in Regulation D of such Act. PaineWebber Incorporated received a $750,000 fee as compensation for serving as placement agent and advisor on the transaction.

     As a result of the new financing, certain amendments to our convertible note with Castle Creek agreed to on December 18, 1999, as described in our current report on Form 8-K filed with the Commission on January 5, 2000, were made effective. For additional information regarding the terms of the convertible note and warrants issued in connection therewith, reference is made our current report on Form 8-K filed with the Commission on September 2, 1999 and to our registration statement on Form S-3, file number 333-87887.

     Series B Preferred Convertible Stock.  On February 18, 2000, we completed
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the sale to Marshall Capital and Castle Creek of 12,500 shares of our Series B convertible preferred stock. The purchase price for the preferred stock was $1,000 per share for an aggregate purchase price of $12.5 million. The preferred stock is convertible into shares of our common stock, initially at a conversion price of $20.00. The conversion rate for the preferred stock is subject to potential adjustments, but may not be less than $8.00 per share, subject to anti-dilution and other conditions.

     The purchasers were also issued five-year warrants representing the right to purchase an aggregate of 343,750 shares of our common stock at an exercise price of $20.20 per share. The exercise price for the warrants is subject to adjustment based upon future market prices for our common stock.

     In connection with this transaction, we expect to incur significant non-cash charges which could be as much as the purchase price for the preferred stock. The common stock issuable upon exercise of the warrants and the conversion of the preferred stock is subject to registration rights.

     The foregoing is a summary only and it is not intended to be a complete description of the transaction, and it is qualified in its entirety by Exhibit
10.5 filed with our current report on Form 8-K filed with the Commission on January 5, 2000 and Exhibit 10.2 filed herewith.

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Item 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          None

     (c)  Exhibits:

          10.1 Securities Purchase Agreement dated December 31, 1999, between Webb, Marshall Capital and Castle Creek. Included as exhibits to the Securities Purchase Agreement are the form of Warrant and the Registration Rights Agreement (1)

          10.2 Articles of Amendment setting forth the terms of the Series B Convertible Preferred Stock*

          10.3 Promissory Note dated August 25, 1999 issued by Webb to Castle Creek (2)

          10.4 First Amendment dated December 18, 1999 to Promissory Note dated August 25, 1999 issued by Webb to Castle Creek (3)

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          *    Filed herewith
          (1) Filed with Webb's current report on Form 8-K filed with the Commission on January 5, 2000.
          (2) Filed with Webb's current report on Form 8-K filed with the Commission on September 2, 1999.
          (3) Filed with amendment No. 2 to Webb's registration statement on Form S-3, File No. 333-87887.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 25, 2000                     WEBB INTERACTIVE SERVICES, INC.

                                             By:  /s/ Lindley S. Branson
                                                  --------------------------
                                                  Lindley S. Branson

                                             Its: General Counsel

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